Exhibit 99.1

Gran Tierra Energy Inc. Provides Operational and Financial Update

•	Achieved First Quarter 2023 Total Company Average Production of Approximately 31,700 BOPD, an Increase of 8% from First Quarter 2022

•	Acordionero Field Producing Approximately 20,000 BOPD for First Time Since Second Quarter 2019

•	Share Buybacks: Purchased 13 Million Gran Tierra Shares of Common Stock During First Quarter 2023

•	Bond Buybacks: Purchased $8 Million in Face Value of Gran Tierra 2025 Bonds During First Quarter 2023

CALGARY, ALBERTA, April 4, 2023, Gran Tierra Energy Inc. (“Gran Tierra” or the “Company”) (NYSE American:GTE)(TSX:GTE)(LSE:GTE) today announced an operational and financial update. All dollar amounts are in United States dollars, and production amounts are on an average working interest before royalties (“WI”) basis unless otherwise indicated. Per barrel (“bbl”) and bbl of oil per day (“BOPD”) amounts are based on WI sales before royalties.

Message to Shareholders

Commenting on the Company’s ongoing successful drilling campaign and share and bond buyback programs, Gary Guidry, President and Chief Executive Officer of Gran Tierra, stated: "We are very pleased with the results so far from our 2023 development drilling campaign, which have demonstrated the quality of our assets and our ability to execute on our strategy. We plan to continue the development program until the end of second quarter 2023, with our high-impact exploration drilling campaign scheduled to commence early in third quarter 2023. We are also pleased with the resumption of both our share and bond buyback programs, which reflect our commitment to returning value to our shareholders and strengthening our balance sheet."

Operations Update:

•	Production

◦	During first quarter 2023 (the “Quarter”), Gran Tierra’s total average production was approximately 31,700 BOPD. Gran Tierra's total current average production[1] for second quarter 2023 to date is approximately 33,700 BOPD, which is at the high end of the Company’s 2023 previously disclosed average annual production guidance.

◦	During second quarter 2023 to date, Acordionero’s current average production[1] is approximately 20,000 BOPD, which is the first time this level of production has been reached since second quarter 2019 and is a result of the Company’s ongoing successful development drilling and asset management efforts through waterflooding to enhance oil recovery.

•	Development

◦	During the Quarter the Company drilled 14 wells:

▪	Acordionero: 8 wells were drilled; 5 are on production, 2 are on water injection and 1 producer is being completed

▪	Costayaco: 4 wells were drilled; 2 producers are scheduled for completion and tie-in before the end of April 2023 and 2 water injection wells are completed and expected to begin injection during second quarter 2023

▪	Moqueta: 2 wells were drilled; 1 is on production, and production casing is being run on the second one

◦	Production in the Suroriente Block averaged approximately 8,167 BOPD gross (4,247 BOPD WI) during the Quarter, its second highest quarterly production average since second quarter 2015, despite no development wells being drilled since first quarter 2018.

◦	During the Quarter, Gran Tierra initiated a waterflood project designed to increase oil recovery in the Cumplidor field in the Putumayo-7 Block. The Company plans to monitor waterflood performance and, based on results, expects to identify future development drilling locations.

Shareholder Returns:

•	Share Buybacks: Pursuant to Gran Tierra’s current normal course issuer bid (“NCIB”), the Company has purchased approximately 36 million of its shares of common stock since the commencement of the NCIB on September 1, 2022, representing approximately 9.7% of shares outstanding as of June 30, 2022.

•	During the Quarter alone, the Company bought back approximately 13 million shares for approximately $10.7 million.

Bond Buybacks:

•	During the Quarter, Gran Tierra bought back approximately $8 million in face value of the Company’s 6.25% senior notes due February 2025 (the "2025 bonds"). Since starting bond buybacks, the Company has purchased a total of $28 million in face value of the 2025 bonds, which represents approximately 9.4% of the outstanding 2025 bonds.

•	The cost of the 2025 bond buybacks during the Quarter alone was approximately $6.8 million, representing a discount of about 15% to the face value of the purchased 2025 bonds.

1Gran Tierra's total current average production is for the period of April 1, 2023, to April 4, 2023.

Corporate Presentation:

Gran Tierra’s Corporate Presentation is available on the Company website at www.grantierra.com.

Contact Information:

For investor and media inquiries please contact:

Gary Guidry

President & Chief Executive Officer

Ryan Ellson

Executive Vice President & Chief Financial Officer

Rodger Trimble

Vice President, Investor Relations

+1-403-265-3221

info@grantierra.com

About Gran Tierra Energy Inc.

Gran Tierra Energy Inc. together with its subsidiaries is an independent international energy company currently focused on oil and natural gas exploration and production in Colombia and Ecuador. The Company is currently developing its existing portfolio of assets in Colombia and Ecuador and will continue to pursue additional growth opportunities that would further strengthen the Company’s portfolio. The Company’s common stock trades on the NYSE American, the Toronto Stock Exchange and the London Stock Exchange under the ticker symbol GTE. Additional information concerning Gran Tierra is available at www.grantierra.com. Information on the Company’s website (including the Corporate Presentation referenced above) does not constitute a part of this press release. Investor inquiries may be directed to info@grantierra.com or (403) 265-3221.

Gran Tierra’s U.S. Securities and Exchange Commission (“SEC”) filings are available on the SEC website at www.sec.gov. The Company’s Canadian securities regulatory filings are available on SEDAR at www.sedar.com and UK regulatory filings are available on the National Storage Mechanism (“the NSM”) website at https://data.fca.org.uk/#/nsm/nationalstoragemechanism. Gran Tierra's filings on the SEC, SEDAR and the NSM websites are not incorporated by reference into this press release.

Forward Looking Statements and Legal Advisories:

This press release contains opinions, forecasts, projections, and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward-looking information within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). The use of the words “expect,” “plan,” “can,” “will,” “should,” “guidance,” “forecast,” “signal,” “progress,” and “believes,” derivations thereof and similar terms identify forward-looking statements. In particular, but without limiting the foregoing, this press release contains forward-looking statements regarding: the Company’s expected future production (including as a result of our testing results), the Company’s drilling program, the Company’s potential debt repayments and share repurchases. The forward-looking statements contained in this press release reflect several material factors and expectations and assumptions of Gran Tierra including, without limitation, that Gran Tierra will continue to conduct its operations in a manner consistent with its current expectations, pricing and cost estimates (including with respect to commodity pricing and exchange rates), and the general continuance of assumed operational, regulatory and industry conditions in Colombia and Ecuador, and the ability of Gran Tierra to execute its business and operational plans in the manner currently planned.

Among the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements in this press release are: Gran Tierra’s operations are located in South America and unexpected problems can arise due to guerilla activity, strikes, local blockades or protests; technical difficulties and operational difficulties may arise which impact the production, transport or sale of our products; other disruptions to local operations; global health events (including the ongoing COVID-19 pandemic); global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas, including inflation and changes resulting from a global health crisis, the Russian invasion of Ukraine, or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC, and other producing countries and the resulting company or third-party actions in response to such changes; changes in commodity prices, including volatility or a decline in these prices relative to historical or future expected levels; the risk that current global economic and credit conditions may impact oil prices and oil consumption more than Gran Tierra currently predicts, which could cause Gran Tierra to further modify its strategy and capital spending program; prices and markets for oil and natural gas are unpredictable and volatile; the accuracy of testing and production results and seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates); the effect of hedges; the accuracy of productive capacity of any particular field; geographic, political and weather conditions can impact the production, transport or sale of our products; the ability of Gran Tierra to execute its business plan and realize expected benefits from current initiatives; the risk that unexpected delays and difficulties in developing currently owned properties may occur; the ability to replace reserves and production and develop and manage reserves on an economically viable basis; the risk profile of planned exploration activities; the effects of drilling down-dip; the effects of waterflood and multi-stage fracture stimulation operations; the extent and effect of delivery disruptions, equipment performance and costs; actions by third parties; the timely receipt of regulatory or other required approvals for our operating activities; the failure of exploratory drilling to result in commercial wells; unexpected delays due to the limited availability of drilling equipment and personnel; volatility or declines in the trading price of our common stock or bonds; the risk that Gran Tierra does not receive the anticipated benefits of government programs, including government tax refunds; Gran Tierra’s ability to comply with financial covenants in its credit agreement and indentures and make borrowings under any credit agreement; capital market disruptions; and the risk factors detailed from time to time in Gran Tierra’s periodic reports filed with the Securities and Exchange Commission, including, without limitation, under the caption “Risk Factors” in Gran Tierra’s Annual Report on Form 10-K for the year ended December 31, 2022 and its other filings with the Securities and Exchange Commission. These filings are available on the Securities and Exchange Commission website at http://www.sec.gov and SEDAR at www.sedar.com.

The forward-looking statements contained in this press release are based on certain assumptions made by Gran Tierra based on management’s experience and other factors believed to be appropriate. Gran Tierra believes these assumptions to be reasonable at this time, but the forward-looking statements are subject to risk and uncertainties, many of which are beyond Gran Tierra’s control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In particular, the unprecedented nature of the current economic downturn, pandemic and industry decline may make it particularly difficult to identify risks or predict the degree to which identified risks will impact Gran Tierra’s business and financial condition. All forward-looking statements are made as of the date of this press release and the fact that this press release remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward-looking statements continue to be true as of any subsequent date. Actual results may vary materially from the expected results expressed in forward-looking statements. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable law.

Presentation of Oil and Gas Information:

References to a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Gran Tierra’s reported production is a mix of light crude oil and medium and heavy crude oil for which there is not a precise breakdown since the Company’s oil sales volumes typically represent blends of more than one type of crude oil. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating oil and gas accumulations are not necessarily indicative of future production or ultimate recovery. If it is indicated that a pressure transient analysis or well-test interpretation has not been carried out, any data disclosed in that respect should be considered preliminary until such analysis has been completed. References to thickness of “oil pay” or of a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume.